Exhibit (a)(5)(ii)

Offer to Purchase for Cash

by

CHARTER FINANCIAL CORPORATION

of

Up to 1,000,000 Shares of its Common Stock

at a Purchase Price not greater than $52.00

nor less than $43.00 per Share

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON DECEMBER 20, 2006, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

November 21, 2006

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 21, 2006, and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the tender offer, in connection with the offer by Charter Financial Corporation, a Federal corporation (“Charter Financial”), to purchase up to 1,000,000 shares of its common stock, par value $0.01 per share, at a price, net to the seller in cash, without interest, not greater than $52.00 nor less than $43.00 per share, specified by tendering stockholders, upon the terms and subject to the conditions of the tender offer.

Charter Financial will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not greater than $52.00 nor less than $43.00 per share, that it will pay for shares properly tendered and not properly withdrawn under the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. Charter Financial will select the lowest purchase price that will allow it to purchase 1,000,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not greater than $52.00 nor less than $43.00 per share, under the tender offer. All shares properly tendered prior to the “expiration date” (as defined in Section 6 of the Offer to Purchase) at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the odd lot and proration provisions. Charter Financial will return promptly after the expiration date all shares, including shares tendered at prices greater than the purchase price and shares not purchased because of proration. Charter Financial reserves the right, in its sole discretion, to purchase more than 1,000,000 shares under the tender offer in accordance with applicable law. See Section 6 and Section 9 of the Offer to Purchase.

If the number of shares properly tendered is less than or equal to 1,000,000 shares (or such greater number of shares as Charter Financial may elect to purchase pursuant to the tender offer), Charter Financial will, on the terms and subject to the conditions of the tender offer, purchase at the purchase price selected by Charter Financial all shares so tendered.

On the terms and subject to the conditions of the tender offer, if at the expiration of the tender offer more than 1,000,000 Shares (or such greater number of shares as Charter Financial may elect to purchase) are properly tendered at or below the purchase price selected by Charter Financial, then Charter Financial will buy shares first, from all stockholders who own, beneficially or of record, an aggregate of fewer than 100 shares who properly tender all their shares at or below the purchase price and do not withdraw them before the expiration date, and second, on a pro rata basis from all other stockholders who properly tender shares at or below the purchase price selected by Charter Financial.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account, and if you wish us to tender, the price(s), if any, at which you wish to do so, on the terms and subject to the conditions of the tender offer.

We call your attention to the following:

1.	You may tender your shares at prices not greater than $52.00 nor less than $43.00 per share as indicated in the attached Instruction Form, net to you in cash, without interest.

2.	You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3.

The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 10 of the Offer to Purchase.

4.	The tender offer and withdrawal rights with respect to the tender offer will expire at 5:00 p.m., New York City time, on December 20, 2006, unless Charter Financial extends the tender offer.

5.	The tender offer is for 1,000,000 shares, constituting approximately 5.0% of the shares outstanding as of November 21, 2006.

6.

Tendering stockholders who are registered stockholders or who tender their shares directly to American Stock Transfer and Trust Company, the Depositary for the tender offer, will not be obligated to pay any brokerage commissions or fees to Charter Financial or the Dealer Manager and Information Agent (as defined in the Offer to Purchase), solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Charter Financial’s purchase of shares under the tender offer.

7.

If you own beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares at or below the purchase price before the expiration date and check the box captioned “Small Lots” in the attached Instruction Form, Charter Financial, upon the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

8.

If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

9.

Charter Financial’s board of directors has approved the tender offer. However, neither Charter Financial nor any member of its board of directors, nor the Dealer Manager and Information Agent (as defined in the Offer to Purchase) makes any recommendation to stockholders as to whether they should tender or refrain from tendering their shares or as to the purchase price or purchase prices at which they may choose to tender their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the purchase price or purchase prices at which their shares should be tendered. In doing so, stockholders should read carefully the information in the Offer to Purchase and in the related Letter of

Transmittal, including Charter Financial’s reasons for making the tender offer. See Section 1 of the Offer to Purchase. Stockholders should discuss whether to tender their shares with their broker or other financial or tax advisor.

Charter Financial’s directors and executive officers have advised Charter Financial that they intend to tender an aggregate of 28,000 shares in the tender offer. See Section 12 of the Offer to Purchase.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form as promptly as possible. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

Terms used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 20, 2006, UNLESS CHARTER FINANCIAL EXTENDS THE TENDER OFFER. TENDERED SHARES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE APPLICABLE EXPIRATION DATE.

The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE

Offer to Purchase for Cash

by

CHARTER FINANCIAL CORPORATION

of

Up to 1,000,000 Shares of its Common Stock

at a Purchase Price not greater than $52.00

nor less than $43.00 per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 21, 2006, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer in connection with the offer by Charter Financial Corporation, a Federal corporation (“Charter Financial”) to purchase up to 1,000,000 shares of its common stock, par value $0.01 per share, at a price, net to the seller in cash, without interest, not greater than $52.00 nor less than $43.00 per share, specified by the undersigned, upon the terms and subject to the conditions of the tender offer.

The undersigned hereby instruct(s) you to tender to Charter Financial the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, under the terms and subject to the conditions of the tender offer.

AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:              SHARES*

YOU WILL NOT HAVE VALIDLY TENDERED YOUR SHARES

UNLESS YOU COMPLETE ONE AND ONLY ONE OF THE BOXES

ON THE FOLLOWING PAGE

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 5 of the Letter of Transmittal)

Shares Tendered at a Price Determined by Stockholder:

By checking one of the following boxes below instead of the box under “Shares Tendered at a Price Determined Pursuant to the Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price selected by Charter Financial for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate Instruction Letter for each price at which shares are tendered. The same shares cannot be tendered, unless properly withdrawn as provided in Section 8 of the Offer to Purchase, at more than one price.

Price (in Dollars) Per Share at Which Shares are Being Tendered (check the appropriate box to indicate the tender price, not to be less than $43.00 and not to exceed $52.00).

☐	$43.00	☐	$43.25	☐	$43.50	☐	$43.75
☐	$44.00	☐	$44.25	☐	$44.50	☐	$44.75
☐	$45.00	☐	$45.25	☐	$45.50	☐	$45.75
☐	$46.00	☐	$46.25	☐	$46.50	☐	$46.75
☐	$47.00	☐	$47.25	☐	$47.50	☐	$47.75
☐	$48.00	☐	$48.25	☐	$48.50	☐	$48.75
☐	$49.00	☐	$49.25	☐	$49.50	☐	$49.75
☐	$50.00	☐	$50.25	☐	$50.50	☐	$50.75
☐	$51.00	☐	$51.25	☐	$51.50	☐	$51.75
☐	$52.00

Check the appropriate box above or, alternatively, check the box below under “Shares Tendered at a Price Determined Pursuant to the Offer.” Unless you check the box in “Shares Tendered at a Price Determined Pursuant to the Offer,” if you do not check one and only one of the boxes above, you will not have validly tendered your shares.

OR

Shares Tendered at a Price Determined Pursuant to the Offer:

☐        I want to maximize the chance of having Charter Financial purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the boxes above under “Shares Tendered at a Price Determined by Stockholder,” I hereby tender shares at and am willing to accept the purchase price determined by Charter Financial in accordance with the terms of the tender offer. This action could result in receiving a price per share as low as $43.00.

SMALL LOTS

(See Instruction 10 in the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on November 20, 2006, and who continues to own, beneficially or of record, as of the expiration date, beneficially or of record, an aggregate of fewer than 100 shares (not including shares held in the CharterBank 401(k) Plan or the Employee Stock Ownership Plan of Charter Financial Corporation). The undersigned either (CHECK ONE BOX):

☐        is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of such shares; or

☐        is a broker, dealer, commercial bank, trust company or other nominee that:

(a)    is tendering for the beneficial owner(s) thereof, shares with respect to which it is the record holder; and

(b)    believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (CHECK ONE BOX):

☐        at the price per share indicated above under “Shares Tendered at a Price Determined by Stockholder;” or

☐        at the purchase price, as the same shall be determined by Charter Financial in accordance with the terms of the offer (persons checking this box should check the box above under “Shares Tendered at a Price Determined Pursuant to the Offer”).

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY

SIGN HERE
Account Number(s):
Signature(s):
Name(s):
(Please Print)
Address(es):
(Including Zip Code)
Area Code /Phone Number(s):
Taxpayer Identification or Social Security Number(s):
Dated: , 2006

*	Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.